Ex. 10.11 Letter of Understanding

                            Campbeltown Business Ltd.

July 30, 2001

Xfone, Inc.
Via Telefax

Dear Sirs:

This will confirm our understanding concerning the Stock Purchase Agreement between Campbeltown Business Ltd (Campbeltown) and Swiftnet Ltd (Swiftnet) dated
June 19, 2000.

1.   Paragraphs 1, 2 and 3 have been satisfied.
2.   No options have been granted under 4.2 and 4.3.
3.   The current rights of Mr. Levi referenced in 4.4 are set forth in
     Attachment A.
4.   Paragraph 5 now refers to the SB-2 to be filed by Xfone, Inc., a Nevada corporation (Xfone).
5.   Paragraphs 6 and 7 mean 18 months after the stock of Xfone is listed for trading on the OTCBB.
6.   All shares to be issued under Paragraph 8 have been issued and no further shares are issuable under the provisions of that paragraph.
7.   Paragraph 9 has been satisfied.
8.   In paragraph 10, USC means Xfone and Adar group transaction means listing on the OTCBB.
9.   In paragraph 11, USC means Xfone and the right extends to the president or vice president, as Campbeltown shall choose.
10.  Paragraphs 12 and 13 now refer to the right to buy an amount of shares equal to 10% of the issued and outstanding shares of Xfone on the date of listing on the OTCBB. The date remains the same. The option is only exercisable for shares of Swiftnet or Xfone. Campbeltown can only exercise this option with Swiftnet or Xfone.  However, to the extent exercised with
     Xfone, Mr. Keinan has the right to require Xfone to use the proceeds from he exercise of this option to repurchase an amount of his shares up to the total number of shares purchased from Xfone by Campbeltown at the same price for share within 30 days after the exercise of this option by
     Campbeltown. The option may still be exercised in whole or in part until it expires.
11.  Under Paragraph 14, to the extent Xfone sells or otherwise issues stock to
     Mr. Keinan, Campbeltown has the right to purchase or acquire such number of shares in Xfone on the same terms and conditions such that the relative percentage ownership of Keinan and Campbeltown in Xfone remains the same.
12.  Under paragraph 15, Campbeltown has a right of first refusal on any securities offering by Xfone until Dec. 31, 2005 so long as it owns more than 4% of Xfone's issued and outstanding stock.
13.  Campbeltown has reviewed and agreed to all stock issuances by Xfone up to and including those on or before the date of this letter agreement, including but not limited to those to Hamilton Lehrer & Dargan for legal services.
14.  All rights given to Campbeltown in respect to Swiftnet Ltd remain.
15.  Paragraphs 18 and 19 remain.

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Campbeltown Business Ltd.

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Xfone, Inc.

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Swiftnet Ltd.

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Abraham Keinan